As filed with the Securities and Exchange Commission on November 9, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0552594 (I.R.S. Employer Identification No.)

301 Penobscot Drive Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

2005 Stock Incentive Plan
(Full title of the plan)

Kimberly J. Popovits	Copy to:
Chief Executive Officer Genomic Health, Inc. 301 Penobscot Drive Redwood City, CA 94063 (650) 556-9300 (Name, address and telephone number, including area code, of agent for service)	Stanton D. Wong, Esq. Pillsbury Winthrop Shaw Pittman LLP P.O. Box 7880 San Francisco, CA 94120 (415) 983-1000

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐ (Do not check if smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
	Amount to be	maximum offering	aggregate	Amount of
Title of securities to be registered	registered(1)	price per share(2)	offering price	registration fee
Common Stock, par value $0.0001 per share	3,980,000 shares	$19.02	$75,699,600	$4,225.00

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)	Estimated pursuant to Rules 457(h) and 457(c) of the Securities Act of 1933 (the “Securities Act”) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Registrant’s Common Stock on The Nasdaq Global Market on November 3, 2009.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART II
Item 3: Incorporation of Documents by Reference.
Item 8: Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8
General Instruction E Information
          We are filing this Registration Statement for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement that we filed on Form S-8 relating to the same employee benefit plan is effective.
          The contents of our previously filed Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2005 (File No. 333-128805), excluding reports that we filed with the SEC that we incorporated into this Form S-8 Registration Statement in order to maintain current information about us, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3: Incorporation of Documents by Reference.
          The following documents, which have been previously filed by the Registrant with the SEC, are hereby incorporated by reference in this Registration Statement:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.

(4)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 9, 2009, February 3, 2009 (as to Item 8.01 only), April 14, 2009, May 5, 2009 (report dated April 29, 2009 reporting under Item 5.02) and June 10, 2009.

(5)	The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A, filed on September 26, 2005.
          In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with Securities and Exchange Commission rules.
Item 8: Exhibits.

Exhibit Number	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on this 9th day of November, 2009.

GENOMIC HEALTH, INC.
By:	/s/ Kimberly J. Popovits
Kimberly J. Popovits
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly J. Popovits, G. Bradley Cole and Randal W. Scott and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kimberly J. Popovits Kimberly J. Popovits	President, Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2009

/s/ G. Bradley Cole G. Bradley Cole	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	November 9, 2009

/s/ Randal W. Scott, Ph.D. Randal W. Scott, Ph.D.	Executive Chairman of the Board of Directors	November 9, 2009

/s/ Julian C. Baker Julian C. Baker	Director	November 9, 2009

/s/ Brook H. Byers Brook H. Byers	Director	November 9, 2009

/s/ Fred E. Cohen, M.D., D.Phil. Fred E. Cohen, M.D., D.Phil.	Director	November 9, 2009

Name	Title	Date

/s/ Samuel D. Colella Samuel D. Colella	Director	November 9, 2009

/s/ Ginger L. Graham Ginger L. Graham	Director	November 9, 2009

/s/ Randall S. Livingston Randall S. Livingston	Director	November 9, 2009

/s/ Woodrow A. Myers, Jr., M.D. Woodrow A. Myers, Jr., M.D.	Director	November 9, 2009

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).